EXHIBIT 10.24



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                              CONSULTANT AGREEMENT

         This Consultant Agreement (the "Agreement") is entered into as of this 1st day of January, 1995 by and between CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (the "Company"), and GEORGE McFADDEN (the "Consultant").

                                   WITNESSETH

         WHEREAS, the parties hereto desire to enter into an agreement whereby the Consultant shall act from time to time as an independent contractor for the Company in providing to the Company consulting services relating to the business of the Company under the terms hereof;

         NOW THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

         1. Compensation. The Company agrees to pay the Consultant the fees set forth in Exhibit A attached hereto.

         2. Services Rendered.

            (a) Consultant shall perform such consulting services as the Company may request from time to time in order to assist the Company in its operations, including, without limitation, assistance and advice with respect to acquisitions, investment banking matters, general corporate finance matters and the management of the Company's, and its subsidiaries', pension plans.

            (b) It is understood by the parties that Consultant shall have the right to provide services to other parties and shall have no duty to accept any assignment requested by the Company; provided, that upon acceptance by Consultant of a specific assignment from the Company the Consultant shall use his best efforts to complete such assignment and shall devote his full time and energies to its completion.

            (c) Consultant shall have no right or power to bind or commit the Company to any act, service or other contractual commitment; nor may Consultant amend, modify or terminate any contract between the Company and any third party.

         3. Termination. This Agreement may be terminated by either party upon eighteen (18) months prior written notice to the other party.

         4. Indemnification. The Consultant agrees to indemnify and hold harmless the Company and its shareholders, directors, officers and employees


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from and against any and all costs, damages, liabilities or other expenses
(including attorneys' fees) arising out of any claims, investigations, actions or proceedings related to or in connection with the Consultant's negligent performance hereunder.

         5. No Waiver. Either party's failure to insist upon strict compliance with any provision of this Agreement shall not constitute or be deemed a waiver of any of its rights under this Agreement, any law, custom, usage or rule to the contrary notwithstanding. Delay or omission by either party with respect to any breach or default under this Agreement or in the enforcement of any other right shall not affect any rights it may have with respect to any subsequent breaches or defaults. Any election by such party to exercise any remedy available by law or contract shall not be deemed a waiver of nor preclude exercise of any other remedy.

         6. Governing Law. This Agreement shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania.

         7. Relationship of the Parties. The Consultant's engagement by the Company under this Agreement is strictly for the purposes and to the extent set forth in this Agreement. The Consultant's relationship to the Company is solely that of an independent contractor. The Consultant shall not be considered an employee or agent of the Company under this Agreement or otherwise. The Consultant acknowledges that as an independent contractor, the Consultant will not be provided any benefits which the Company provides to its employees, including but not limited to health insurance or other health care benefits, sick leave, vacation or holiday leave. Without limiting the foregoing, the Consultant shall be responsible for the timely payment of his own self-employment and income taxes and the Company shall not deduct or withhold from any amount payable to the Consultant under this Agreement any tax or employee benefit payments.

         8. Successors and Assigns. This Agreement is binding upon Consultant, and inures to the benefit of the Company, and their respective successors and assigns. Any reference to the Company shall be deemed to include any successor by merger or consolidation with the Company.

         9. Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof. No promises, inducements or representations not contained or referenced in this Agreement shall be of any force or effect or binding on the parties. Modifications, amendments and waivers of any term of this Agreement must be in writing and signed by the Company and the Consultant.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                       CHEMICAL LEAMAN CORPORATION

                                       By: /s/ David M. Boucher
                                           ------------------------
                                           (Vice) President
                                           /s/ George McFadden
                                           ------------------------
                                           George McFadden


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                                   EXHIBIT A

                                  COMPENSATION

            Subject to the fulfillment of the terms and conditions set forth in the Agreement, the Company shall pay the Consultant (i) a monthly fee in an amount equal to Sixty Thousand Dollars ($60,000), which monthly fee shall be paid on the first business day of each calendar month commencing January 1, 1995; (ii) a bonus for the Company's fiscal year ending December 31, 1994 in an amount equal to Five Hundred Thousand Dollars ($500,000), which bonus shall be paid on January 2, 1995 and (iii) such additional bonuses as the Board of Directors of the Company shall determine from time to time and at any time.